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                                                                       Exhibit n

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Financial Highlights" and "Experts" and to the use of our report dated May 21, 1999 in the Registration Statement (Form N-2) and related Prospectus and Statement of Additional Information of the Nuveen New York Dividend Advantage Municipal Fund filed with the Securities and Exchange Commission in this Registration Statement under the Securities Act of 1933 (Registration No. 333-80561) and in this Amendment No. 7 to the Registration Statement under the Investment Company Act of 1940 (Registration No. 811-09135).


                                                   /s/ Ernst & Young LLP
                                                   -----------------------------
                                                   ERNST & YOUNG LLP

Chicago, Illinois
July 9, 1999